Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in this Annual Report (Form 10-K) of City Holding Company for the year ended December 31, 2009, of our reports dated March 29, 2010, with respect to the consolidated financial statements of City Holding Company and the effectiveness of internal control over financial reporting of City Holding Company.

We also consent to the incorporation by reference in the following Registration Statements:

1)	Registration Statement (Forms S-8 Nos. 333-115282 and 333-87667) of City Holding Company pertaining to the 2003 Incentive Plan and the 1993 Stock Incentive Plan, and

2)	Registration Statement (Form S-3 No. 333-155344) of City Holding Company

of our reports dated March 29, 2010, with respect to the consolidated financial statements of City Holding Company and the effectiveness of internal control over financial reporting of City Holding Company included in the Annual Report (Form 10-K) for the year ended December 31, 2009.

/s/ Ernst & Young LLP
March 29, 2010
Charleston, West Virginia